Exhibit 10.36

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Subscription”) is dated January 27, 2015, by and between the investor identified on the signature page hereto (the “Investor”) and Anthera Pharmaceuticals, Inc., a company incorporated and registered in the State of Delaware (the “Company”), whereby the parties agree as follows:

1.             Subscription.

(a)       Investor agrees to buy and the Company agrees to sell and issue to Investor (i) such number of the Company’s shares of common stock (the “Shares”), $0.001 par value per share (the “Common Shares”) as set forth on the signature page hereto, for an aggregate purchase price (the “Purchase Price”) equal to the product of (x) the aggregate number of Common Shares the Investor has agreed to purchase and (y) the purchase price per Common Share set forth on the signature page hereto.  The Purchase Price is set forth on the signature page hereto.

(b)       The Common Shares have been registered on a Registration Statement on Form S-3 (Registration No. 333-187780) (the “Registration Statement”).  The Registration Statement has been declared effective by the Securities and Exchange Commission (the “Commission”) and is effective on the date hereof.  The prospectus included in the Registration Statement at the time it was declared effective by the Commission or in the form in which it has been most recently filed with the Commission on or prior to the date of this Subscription is hereinafter called the “Base Prospectus.”  Any preliminary form of prospectus which is filed or used prior to filing of the Prospectus (as hereinafter defined) is hereinafter called a “Preliminary Prospectus.”  Any reference herein to the Base Prospectus, any Preliminary Prospectus  or  the Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus pursuant to Rule 424(b) under the Securities Act, and prior to the termination of the offering of the Common Shares. A final prospectus supplement will be delivered to the Investor as required by law. Such final prospectus supplement, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is referred to herein as the “Prospectus.”  The Base Prospectus, as supplemented by the Preliminary Prospectus dated as of January 28, 2015, are collectively referred to as the “Disclosure Package.” The Shares shall be freely tradable on the NASDAQ Global Market.

(c)       Payment of the Purchase Price for, and delivery by the Company of, the Common Shares shall take place at a closing (the “Closing”), which shall occur no later than three (3) trading days after the date of this Subscription.

(d)       At or prior to the Closing and promptly upon the request of the Company, the manner of settlement of the Common Shares purchased by the Investor shall be as follows (check one):*
 [____] A. The Investor shall remit by wire transfer the amount of funds equal to the Purchase Price to the following account designated by the Company

[               ]

The Investor shall also furnish to the Company a completed W-9 form (or, in the case of an Investor who is not a United States citizen or resident, a W-8 form).

At the Closing, upon receipt of the Purchase Price, the Company shall cause the Common Shares to be delivered to the Investor, with the delivery of the Common Shares to be made through the facilities of The Depository Trust Company’s DWAC system in accordance with the instructions set forth on the signature page attached hereto under the heading “DWAC Instructions”.

* No payment or delivery of the Purchase Price is required in settlement of the Common Shares to be issued to Investor hereunder, due to the terms of Amendment No. 2 (as defined below), pursuant to which a fee otherwise payable to the Investor by the Company was waived.
*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

— OR —

[X] B. The Investor shall remit by wire transfer the amount of funds equal to the Purchase Price to following account designated by the Company:

[              ]

Delivery versus payment (“DVP”) through DTC (i.e., prior to Closing, the Investor shall remit by wire transfer the amount of funds equal to the Purchase Price to the account designated by the Company and notify the Company completion of such remittance. Prior to the Closing, the Company shall confirm that the account has a minimum balance equal to the Purchase Price. At Closing, the Company shall deliver to the Investor through DTC, the Common Shares registered in the Investor’s name and address as set forth below, to be deposited and held in the American Stock Transfer & Trust Company, LLC to be established for the Investor on the date of Closing, for one hundred eighty (180) days after the Effective Date as described in Section 4(c) herein). The Company shall notify the Investor of such deposit of the Common Share with a report created by the American Stock Transfer & Trust Company, LLC.

2.              Company Representations and Warranties.

The Company represents and warrants that: (i) it has full corporate power and authority to enter into this Subscription and to perform all of its obligations hereunder; (ii) this Subscription has been duly authorized and executed by, and when delivered in accordance with the terms hereof will constitute a valid and binding agreement of, the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (x) the Company’s Amended and Restated Certificate of Incorporation or other governing documents, or (y) any material agreement to which the Company is a party or by which any of its property or assets is bound; (iv) the Shares when issued and paid for in accordance with the terms of this Subscription will be duly authorized, validly issued, fully paid and non-assessable; (v) the Registration Statement and any post-effective amendment thereto, at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (vi) the Disclosure Package as of the date hereof does not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vii) all preemptive rights or rights of first refusal held by shareholders of the Company and applicable to the transactions contemplated hereby have been duly satisfied or waived in accordance with the terms of the agreements between the Company and such shareholders conferring such rights.  The Company further represents and warrants to the Investor that, as of the date of this Subscription Agreement, none of the officers, directors or significant shareholders (i.e., greater than 10%) of the Company or its Affiliates (i) is employed by Investor or its Affiliates, (ii) receives compensation or funding from Investor or its Affiliates, (iii) is the beneficial owner of more than 1% of Investor’s common stock or (iv) has a direct or indirect relationship with Investor or its Affiliates other than pursuant to this investment and prior investments and the License Agreement between the Company and Amgen Inc. dated December 18, 2007, as amended (the “License Agreement”).

3.              Investor Representations, Warranties and Acknowledgments.

(a)       The Investor represents and warrants that: (i) it has full right, power and authority to enter into this Subscription and to perform all of its obligations hereunder; (ii) this Subscription has been duly authorized and executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (A) the Investor’s articles of incorporation or bylaws (or other governing documents), or (B) any material agreement or any law or regulation to which the Investor is a party or by which any of its property or assets is bound; (iv) it has had full access to the Disclosure Package, the Company’s periodic reports and other information incorporated by reference therein, and was able to read, review, download and print such materials; (v) in making its investment decision in this offering, the Investor and its advisors, if any, have relied solely on the information contained or incorporated by reference in the Disclosure Package and Amendment No. 2, dated November 26, 2014, to the License Agreement (“Amendment No. 2”); (vi) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in Common Shares representing an investment decision like that involved in the purchase of the Common Shares; (vii) except as set forth below, the Investor is not a, and it has no direct or indirect affiliation or association with any, member of FINRA or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the date hereof; and (viii) neither the Investor nor any group of Investors (as identified in a public filing made with the SEC) of which the Investor is a part in connection with the offering of the Common Shares, acquired, or obtained the right to acquire, 20% or more of the Common Shares (or Common Shares convertible into or exercisable for Common Shares) or the voting power of the Company on a post-transaction basis.

(b)       The Investor also represents and warrants that, other than the transactions contemplated hereunder, the Investor has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Investor, executed any purchase or sale in Common Shares of the Company, including “short sales” as defined in Rule 200 of Regulation SHO under the Common Shares Exchange Act of 1934 (“Short Sales”), during the period commencing from the time that the Investor first became aware of the proposed transactions contemplated hereunder until the date hereof (the “Discussion Time”). The Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4.             Investor Covenant Regarding Short Sales and Confidentiality.

(a)       The Investor covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any transactions in Common Shares of the Company, including Short Sales, during the period after the Discussion Time and ending at the time that the transactions contemplated by this Subscription are first publicly announced through a press release and/or Current Report on Form 8-K.  The Investor covenants that until such time as the transactions contemplated by this Subscription are publicly disclosed by the Company through a press release and/or Current Report on Form 8-K, the Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).  Notwithstanding anything to the contrary herein, the parties acknowledge and agree that the parties are subject to the License Agreement, including the confidentiality provisions contained therein, and any disclosures between the parties pursuant to the License Agreement shall be governed by the terms of the License Agreement and not this Subscription Agreement.

(b)       The Company shall not identify any Investor by name in any press release without such Investor’s prior written consent.

(c)       “Market Stand-Off” Agreement.  Purchaser hereby agrees that it will not, without the prior written consent of the Company, during the period commencing on the date hereof and ending on the date which is one hundred eighty (180) days thereafter (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for common stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or other securities, in cash, or otherwise.

5.             Miscellaneous.

(a)       This Subscription, together with Amendment No. 2, constitutes the entire understanding and agreement between the parties with respect to its subject matter, and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription.  This Subscription may be modified only in writing signed by the parties hereto.

(b)       This Subscription may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  Execution may be made by delivery by facsimile.

(c)       The provisions of this Subscription are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Subscription and this Subscription shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely affect the economic rights of either party hereto.

(d)       All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company:  as set forth on the signature page hereto.

To the Investor:  as set forth on the signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

(e)       This Subscription shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. To the extent determined by such court, the prevailing party shall reimburse the other party for any reasonable legal fees and disbursements incurred in enforcement or protection of any of its rights under this Subscription.

If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this Subscription.

ANTHERA PHARMACEUTICALS, INC.

By:	/s/ Paul F. Truex
Name: Paul F. Truex
Title: President and CEO Address for Notice: 25801 Industrial Blvd, Suite B Hayward, CA 94545

[Issuer’s Signature Page to Subscription Agreement]

INVESTOR: AMGEN INC.

By:	/s/ David Piacquad
Name: David Piacquad
Title: SVP, Business Development

Number of Shares: 420,751 Purchase Price per Share: $2.3767* Aggregate Purchase Price: $1,000,000*

DWAC Instructions:
Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

DTC Participant Number:

Name of Account at DTC Participant being credited with the Shares:

Account Number at DTC Participant being credited with the Shares:

* Paid in the form of a waiver of a fee otherwise payable to the Investor pursuant to the License Agreement.

[Investor’s Signature Page to Subscription Agreement]